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Exhibit 5.2
May 17, 2017

Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289

Ladies and Gentlemen:

We are acting as special counsel for Public Service Company of New Mexico, a New Mexico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the registration of senior unsecured notes of the Company (the “Notes”) under the Securities Act of 1933, as amended (the “Act”), and the proposed sale of the Notes from time to time pursuant to Rule 415 under the Act. The Notes are to be issued under an indenture dated as of August 1, 1998, between the Company and MUFG Union Bank, N.A. (ultimate successor to The Chase Manhattan Bank), as trustee (as supplemented and amended to date, the “Indenture”), and as may be further supplemented and amended by one or more supplemental indentures (each, a “Supplemental Indenture”). The Indenture is filed as an exhibit to the Registration Statement; the forms of the Supplemental Indentures and the Notes will be filed, as necessary, as exhibits to a Form 8-K incorporated by reference into the Registration Statement. The Notes are to be sold from time to time as set forth in the Registration Statement, the prospectus comprising a part thereof (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including a certificate from the assistant secretary of the Company certifying as to true and current copies of the Restated Articles of Incorporation and the Bylaws of the Company, each as amended to date, and the resolutions of the Board of Directors of the

Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Notes and certain related matters and (ii) the Registration Statement, including the Prospectus comprising a part thereof, and the exhibits thereto, including the Indenture.

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.

To the extent that the obligations of the Company with respect to the Notes may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the Indenture and any Supplemental Indenture is duly qualified to engage in the activities contemplated by the Indenture or Supplemental Indenture; that the Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance with respect to the performance of its obligations under the Indenture and all Supplemental Indentures and with all applicable laws and regulations; that the trustee is and will be, as of the date any Supplemental Indenture is executed and delivered, validly existing and in good standing in its jurisdiction of formation, and has or will have the requisite organizational and legal power and authority to perform its obligations under the Indenture or all Supplemental Indentures; and that the individuals who will sign each Supplemental Indenture will have, as of the date such Supplemental Indenture is executed and delivered, the legal capacity to execute such Supplemental Indenture.

The opinions expressed below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, (iii) concepts of good faith, fair dealing and reasonableness and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in the Indenture or any Supplemental Indenture under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Notes.

In rendering the opinions expressed below, we have assumed that: (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of New Mexico; (ii) the Notes will be issued and sold after all applicable regulatory approvals have been obtained and in compliance with applicable law (including the Trust Indenture Act of 1939, if applicable, and state securities or “blue sky” laws) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the Notes will be established so as not to, and the execution, delivery and performance of the Indenture or any Supplemental Indenture will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) that the Company has and will have the requisite organizational and legal power and authority to perform its obligations under the Indenture, all Supplemental Indentures and the Notes; (iv) the Company will duly authorize the offering and issuance of the Notes and will duly authorize, approve and establish the final terms and conditions thereof and will duly authorize the Indenture or any Supplemental Indenture and will take any other appropriate additional corporate action with respect thereto; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will be, at the time of issuance and sale of the Notes, effective under the Act; (vi) at the time of issuance and sale of the Notes, a Prospectus Supplement will have been filed with the Commission describing the Notes; (vii) the Indenture and each Supplemental Indenture will be governed by the laws of the State of New York; (viii) the choice of New York law in the Indenture and each Supplemental Indenture purporting to be governed by the laws of the State of New York is and will be legal, valid, binding and enforceable under the laws of all applicable jurisdictions; (ix) the Notes will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof; and (x) the execution, delivery and performance by the Company of the Indenture and each Supplemental Indenture did not and will not constitute a breach, conflict, default or violation of (a) the Company’s Restated Articles of Incorporation or Bylaws, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that with respect to the Notes, when, in accordance with action of the Board or a committee thereof, (i) the Indenture and any Supplemental Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Notes have been duly executed and delivered by the Company and the trustee named therein, (ii) the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and any Supplemental Indenture and (iii) the Notes have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any Prospectus Supplement and in accordance with the Indenture and any relevant Supplemental Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are limited solely to the federal laws of the United States of America and the laws of the State of New York, except that we express no opinion as to the effect of the securities or blue sky laws of any state (including, without limitation, the State of New York), municipal law or the laws of any agencies within any state (including, without limitation, the State of New York), and we do not express any opinion concerning any other law. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus or any Prospectus Supplement comprising a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the effective date of the Registration Statement and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that thereafter comes to our attention, or any change in law that may occur thereafter.

Very truly yours,

/s/ McGuireWoods LLP

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